Exhibit 99.1

CopyTele Acquires Rights To Patent Portfolio Covering Loyalty Programs

Melville, NY – April 3, 2013: CopyTele, Inc. (“CTI”) (OTCBB: COPY) today announced that its wholly owned subsidiary, CTI Patent Acquisition Corporation, has acquired the rights to a patent portfolio relating to loyalty awards programs commonly provided by airlines, credit card companies, hotels, retailers, casinos, and others. The portfolio covers the conversion of non-negotiable, loyalty awards points into negotiable funds used to purchase goods and services from third parties, and the conversion of awards points into points and awards provided by other loyalty program providers. Estimates indicate that there are over 2 billion memberships to loyalty awards programs in the United States.

Robert Berman, CTI’s President and CEO stated, “Our acquisition of the rights to these 13 patents fits perfectly with our strategy of building a diversified collection of patent portfolios with significant monetization potential. We have begun the process of transforming CTI into a world class, publicly traded, patent assertion company”.

About CopyTele, Inc.

CopyTele develops and acquires patented technologies for the purposes of patent monetization and patent assertion. The company currently has 5 patent portfolios in the areas of Key Based Encryption, E-Paper® Electrophoretic Display, Nano Field Emission Display (“NFED”), Micro Electro Mechanical Systems Display (“MEMS”), and Loyalty Point Conversion Systems.  Additional information is available at www.CTIpatents.com.

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